Exhibit 99.1

Natural Health Trends Reports Third Quarter 2019 Financial Results

–	Repurchased $2.9 million of common stock

–	Declared a special dividend of $0.40 per share

HONG KONG – November 1, 2019 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Revenue of $17.0 million decreased 64% compared to $47.0 million in the third quarter of 2018.

•	Gross profit was $12.7 million compared to $37.1 million in the third quarter of 2018. As a percent of total revenue, gross profit was 74% compared to 79% in the third quarter of 2018.

•	Operating loss was $1.1 million compared to operating income of $7.8 million in the third quarter of 2018.

•	Net loss was $1.2 million, or $0.12 per diluted share, compared to net income of $7.6 million, or $0.67 per diluted share, in the third quarter of 2018.

•	The number of Active Members[1] decreased 13% to 68,150 at September 30, 2019, compared to 78,280 at June 30, 2019, and decreased 30% compared to 97,160 at September 30, 2018.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2019 Financial Highlights

•	Revenue of $59.8 million decreased 60% compared to $150.3 million in the first nine months of 2018.

•	Gross profit was $44.8 million compared to $119.8 million in the first nine months of 2018. As a percent of total revenue, gross profit was 75% compared to 80% in the first nine months of 2018.

•	Operating loss was $3.8 million compared to operating income of $28.0 million in the first nine months of 2018.

•	Net loss was $2.8 million, or $0.25 per diluted share, compared to net income of $25.5 million, or $2.25 per diluted share, in the first nine months of 2018.

Management Commentary

“The business environment in China continued to present broad challenges during the third quarter,” commented Chris Sharng, President of Natural Health Trends Corp. “In addition, protests in Hong Kong posed new complications. As a result, we suspended company-sponsored meetings in Hong Kong as current conditions are not conducive to hosting visitors.”

Mr. Sharng further commented, “Beyond the elements that are not within our control, we remain pleased with our leaders’ abilities to adapt our business strategy and to continue performing under these circumstances. Subsequent to quarter end, we held a successful event in Macau which was traditionally held during the third quarter. Our fourth quarter order volume trends are already improving following this major event which is a promising development. Lastly, in light of the current business environment, we are implementing cost reduction measures to focus resources on our members and markets. We expect to realize an annualized $5.7 million in savings by the first quarter of 2020.”

Balance Sheet and Cash Flow

•
Net cash used in operating activities was $3.7 million compared to net cash provided by operating activities of $8.8 million in the third quarter of 2018. For the first nine months of 2019, net cash used in operating activities was $18.7 million, compared to net cash provided by operating activities of $25.3 million in the first nine months of 2018.

•	Total cash and cash equivalents were $101.1 million as of September 30, 2019, down from $132.7 million as of December 31, 2018.

•
On October 29, 2019, the Company’s Board of Directors declared a special cash dividend of $0.40 per share on outstanding common stock. The dividend will be payable on November 29, 2019 to stockholders of record as of November 19, 2019.

•
During the three months ended September 30, 2019, the Company purchased a total of 383,127 shares of its common stock for an aggregate purchase price of $2.9 million, plus transaction costs. As of September 30, 2019, $22.4 million of the stock repurchase program remained available for future purchases, inclusive of related estimated income tax.

Third Quarter 2019 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2019 financial results today, Friday November 1, 2019 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Friday, November 1, 2019
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13695076
Webcast:	http://public.viavid.com/index.php?id=136315
For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on November 1, 2019 through 11:59 p.m. Eastern Time on November 15, 2019 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13695076.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on April 26, 2019 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel (Hong Kong): +852-3107-0800
Tel (U.S.): 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,113	$132,653
Inventories	7,999	12,165
Other current assets	6,997	5,369
Total current assets	116,109	150,187
Property and equipment, net	821	934
Operating lease right-of-use assets	3,515	—
Goodwill	1,764	1,764
Restricted cash	2,881	2,998
Deferred tax asset	1,210	1,207
Other assets	807	831
Total assets	$127,107	$157,921
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$627	$1,631
Accrued commissions	3,798	12,502
Other accrued expenses	3,392	6,121
Deferred revenue	3,302	6,795
Amounts held in eWallets	13,090	14,611
Operating lease liabilities	1,689	—
Other current liabilities	1,188	1,424
Total current liabilities	27,086	43,084
Income taxes payable	15,365	16,982
Deferred tax liability	186	186
Long-term incentive	—	7,808
Operating lease liabilities	1,903	—
Total liabilities	44,540	68,060
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,415
Retained earnings	23,567	44,431
Accumulated other comprehensive loss	(1,764)	(1,250)
Treasury stock, at cost	(25,351)	(39,748)
Total stockholders’ equity	82,567	89,861
Total liabilities and stockholders’ equity	$127,107	$157,921

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$17,023	$47,043	$59,779	$150,320
Cost of sales	4,371	9,926	15,002	30,546
Gross profit	12,652	37,117	44,777	119,774
Operating expenses:
Commissions expense	7,362	22,001	28,258	67,291
Selling, general and administrative expenses	6,354	7,269	20,296	24,484
Total operating expenses	13,716	29,270	48,554	91,775
Income (loss) from operations	(1,064)	7,847	(3,777)	27,999
Other income, net	323	249	1,128	465
Income (loss) before income taxes	(741)	8,096	(2,649)	28,464
Income tax provision	502	467	120	2,988
Net income (loss)	$(1,243)	$7,629	$(2,769)	$25,476
Net income (loss) per common share:
Basic	$(0.12)	$0.67	$(0.25)	$2.25
Diluted	$(0.12)	$0.67	$(0.25)	$2.25
Weighted-average number of common shares outstanding:
Basic	10,623	11,309	11,010	11,298
Diluted	10,623	11,322	11,010	11,307

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,769)	$25,476
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	290	332
Noncash lease expense	1,336	—
Deferred income taxes	(3)	—
Changes in assets and liabilities:
Inventories	4,104	(2,828)
Other current assets	(1,674)	2,548
Other assets	2	(83)
Accounts payable	(1,002)	967
Accrued commissions	(8,683)	2,003
Other accrued expenses	(1,779)	314
Deferred revenue	(3,485)	26
Amounts held in eWallets	(1,508)	(930)
Operating lease liabilities	(1,392)	—
Income taxes payable	(1,617)	(2,201)
Other current liabilities	(235)	438
Long-term incentive	(333)	(800)
Net cash provided by (used in) operating activities	(18,748)	25,262
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(181)	(176)
Net cash used in investing activities	(181)	(176)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(9,564)	—
Dividends paid	(2,736)	(27,644)
Net cash used in financing activities	(12,300)	(27,644)
Effect of exchange rates on cash, cash equivalents and restricted cash	(428)	(711)
Net decrease in cash, cash equivalents and restricted cash	(31,657)	(3,269)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	135,651	138,478
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$103,994	$135,209
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	$8,289	$554
Right-of-use assets obtained in exchange for operating lease liabilities	$5,058	$—